As filed with the Securities and Exchange Commission on December 2, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Concho Resources Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0818600 (I.R.S. Employer Identification Number)
550 West Texas Avenue, Suite 100
Midland, Texas 79701
(432) 683-7443
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
C. William Giraud
550 West Texas Avenue, Suite 100
Midland, Texas 79701
(432) 683-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

T. Mark Kelly
W. Matthew Strock
Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per unit(2)	Offering Price(2)	Fee

Common stock	6,622,517	$80.075	$530,298,048.78	$37,810.25

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover or to proportionally reduce, as applicable, an indeterminate number of shares of the registrant issuable in the event the number of shares of the registrant is increased, or reduced, as applicable, by reason of any stock split, reverse stock split, stock distribution or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(r) under the Securities Act, based on the average of the high and low prices of the Registrant’s shares as reported by The New York Stock Exchange on November 24, 2010.

PROSPECTUS
Concho Resources Inc.
6,622,517 Shares
Common Stock
     This prospectus relates to 6,622,517 shares of common stock in Concho Resources Inc. that may be offered and sold from time to time by the stockholders named in this prospectus. The 6,622,517 shares were sold to the selling stockholders through a private placement transaction occurring on October 7, 2010. The selling stockholders may sell none, some or all of the shares offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in the open market, in negotiated transactions and in a combination of these methods. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.
     Our shares are listed on The New York Stock Exchange, or NYSE, under the symbol “CXO.” On December 1, 2010, the last reported sale price of our shares on the NYSE was $83.45 per share.
     Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 4 of this prospectus.
     Our principal executive offices are located at 550 West Texas Avenue, Suite 100, Midland, Texas 79701, and our phone number is (432) 683-7443.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 2, 2010.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation or an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
     Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our shares.
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Concho,” “we,” “us” or “our” are to Concho Resources Inc. and its subsidiaries.
THE COMPANY
     We are an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. Our core operating areas are located in the Permian Basin region of Southeast New Mexico and West Texas, a large onshore oil and natural gas basin in the United States. The Permian Basin is one of the most prolific oil and natural gas producing regions in the United States and is characterized by an extensive production history, mature infrastructure, long reserve life, multiple producing horizons and enhanced recovery potential. We refer to our three core operating areas as the (i) New Mexico Shelf, where we primarily target the Yeso formation, (ii) Delaware Basin, where we primarily target the Bone Spring formation, and (iii) Texas Permian, where we primarily target the Wolfberry, a term applied to the combined Wolfcamp and Spraberry horizons. We intend to grow our reserves and production through development drilling and exploration activities on our multi-year project inventory and through acquisitions that meet our strategic and financial objectives.
     We are a Delaware corporation formed in February 2006. Our principal executive offices are located at 550 West Texas Avenue, Suite 100, Midland, Texas 79701. Our common stock is listed on the New York Stock Exchange under the symbol “CXO.”
     Our principal executive offices are located at 550 West Texas Avenue, Suite 100, Midland, Texas 79701. Our common stock is listed on the New York Stock Exchange under the symbol “CXO.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”) (File No. 001-33615) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	our Current Reports on Form 8-K and Form 8-K/A filed on January 25, 2010, January 29, 2010, March 1, 2010, April 29, 2010, May 11, 2010, June 15, 2010, June 18, 2010, July 20, 2010, September 29, 2010, October 13, 2010, November 3, 2010, November 8, 2010 and December 1, 2010 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).
     These reports contain important information about us, our financial condition and our results of operations.
     All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of the offering of securities under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
     You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Concho Resources Inc.
550 West Texas Avenue, Suite 100
Midland, Texas 79701
Attention: General Counsel
(432) 683-7443
     We maintain a web site at http://www.conchoresources.com. However, the information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated herein by reference when making a decision as to whether to buy the notes in this offering.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Various statements contained in or incorporated by reference into this prospectus that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include statements, projections and estimates concerning our operations, performance, business strategy, oil and natural gas reserves, drilling program capital expenditures, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of performance. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Actual results may differ materially from those implied or expressed by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, or if earlier, as of the date they were made. We disclaim any obligation to update or revise these statements unless required by securities law, and we caution you not to rely on them unduly. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010 and September 30, 2010 and in this prospectus as well as those factors summarized below:
•	sustained or further declines in the prices we receive for our oil and natural gas;

•	uncertainties about the estimated quantities of oil and natural gas reserves;

•	risks related to the integration of the assets of Marbob Energy Corporation and affiliates (“Marbob”) and its former employees, along with other recently acquired assets, with our operations;

•	drilling and operating risks;

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity under our credit facility;

•	the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing;

•	difficult and adverse conditions in the domestic and global capital and credit markets;

•	risks related to the concentration of our operations in the Permian Basin of Southeast New Mexico and West Texas;

•	potential financial losses or earnings reductions from our commodity price risk management program;

•	shortages of oilfield equipment, services and qualified personnel and increased costs for such equipment, services and personnel;

•	risks and liabilities associated with acquired properties or businesses, including the Marbob assets;

•	uncertainties about our ability to successfully execute our business and financial plans and strategies;

•	uncertainties about our ability to replace reserves and economically develop our current reserves;

•	general economic and business conditions, either internationally or domestically or in the jurisdictions in which we operate;

•	competition in the oil and natural gas industry;

•	uncertainty concerning our assumed or possible future results of operations; and

•	our existing indebtedness, as well as the increase in our indebtedness as a result of the Marbob acquisition.
       Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

RISK FACTORS
     You should consider carefully the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated herein by reference, including, but not limited to, our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, before investing in our shares. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our shares could decline and you could lose all or part of your investment.
Our restated certificate of incorporation, our bylaws and Delaware law contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.
     Our restated certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation, our bylaws and Delaware law could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:
•	the organization of our board of directors as a classified board, which allows no more than approximately one-third of our directors to be elected each year;

•	stockholders cannot remove directors from our board of directors except for cause and then only by the holders of not less than 66? percent of the voting power of all outstanding voting stock;

•	the prohibition of stockholder action by written consent; and

•	limitations on the ability of our stockholders to call special meetings and establish advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders.
Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.
     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant. Covenants contained in our credit facility and the indenture governing our 8.625% senior notes due 2017 restrict the payment of dividends. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.
The availability of shares for sale in the future could reduce the market price of our common stock.
     In the future, we may issue securities to raise cash for acquisitions or other corporate purposes. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common stock. Any of these events may dilute your ownership interest in our company, reduce our earnings per share and have an adverse impact on the price of our common stock.
     In addition, sales of a substantial amount of our common stock in the public market, or the perception that such sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

USE OF PROCEEDS
     We will incur all of the costs associated with the registration of the shares offered by this prospectus other than underwriting discounts and selling commissions, if any. Please read “Plan of Distribution.”
     The shares offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. Therefore, any proceeds from the sale of our shares will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of our shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
     The following summary of our capital stock, Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Certificate of Incorporation and Bylaws.
     Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
     As of November 30, 2010, we had 99,892,421 shares of voting common stock outstanding, including 814,351 shares of restricted stock. The shares of restricted stock have voting rights, rights to receive dividends and are subject to certain forfeiture restrictions.
     Our common stock commenced trading on the NYSE under the symbol “CXO” on August 3, 2007 in connection with our initial public offering. As of November 30, 2010, there were 499 holders of record of our common stock.
     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.
     Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of preferred stock that may be outstanding at the time such dividends are declared. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     We have not paid, and do not intend to pay in the foreseeable future, cash dividends on our common stock.
     There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
     Under the terms of our Certificate of Incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without further vote or action by our stockholders. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.
     We currently have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.
Anti-takeover Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws
     Our Certificate of Incorporation and Bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.
     Written Consent of Stockholders
     Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent.
     Special Meetings of Stockholders
     Subject to the rights of the holders of any series of preferred stock, our Bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the resolution of our board of directors approved by a majority of the total number of authorized directors. No business other than that stated in a notice may be transacted at any special meeting.
     Advance Notice Procedure for Director Nominations and Stockholder Proposals
     Our Bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of our stockholders. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have delivered a written notice to the Secretary of our company at our principal executive offices not less than 45 calendar days nor more than 75 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after the first anniversary of the date of the preceding year’s annual meeting notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement, if any, of the date of such meeting is first made by us.
     Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting (i) by or at the direction of our board of directors, or (ii) by any stockholder of our company who is a stockholder of record at the time of the giving of notice of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our Bylaws. In the event we call a special meeting of stockholders for the purpose of electing one or more directors to our board of directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) if the stockholder provides written notice to the Secretary of our company at our principal executive offices not earlier than the close of business on the 90th calendar day prior to such special meeting, nor later than the close of business on the later of the 70th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement, if any, is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.
     These procedures may operate to limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.
     Classified Board
     Our Certificate of Incorporation divides our directors into three classes serving staggered three-year terms. As a result, stockholders will elect approximately one-third of the board of directors each year. This provision, when coupled with provisions of our Certificate of Incorporation authorizing only the board of directors to fill vacant or newly created directorships or increase the size of the board of directors and provisions providing that directors may only be removed for cause and then only by the holders of not less than 66⅔ percent of the voting power of all outstanding voting stock, may deter a stockholder from gaining control of our board of directors by removing incumbent directors or increasing the number of directorships and simultaneously filling the vacancies or newly created directorships with its own nominees.

     Authorized Capital Stock
     Our Certificate of Incorporation contains provisions that the authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.
Amendment of Bylaws
     Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Certificate of Incorporation and Bylaws grant our board of directors the power to adopt, amend and repeal our Bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our Bylaws, but only at any regular meeting of stockholders, or at a special meeting of stockholders called for that purpose, by the holders of not less than 66⅔ percent of the voting power of all outstanding voting stock.
Certain Oil and Natural Gas Opportunities
     Our non-employee directors may from time to time have investments in other exploration and production companies that may compete with us. Our Certificate of Incorporation and our Business Opportunities Agreement provide a safe harbor under which these directors may participate in the oil and gas exploration, exploitation, development and production business without breaching their fiduciary duties as directors. No participation is allowed with respect to:
•	any business opportunity that is brought to the attention of a covered individual or entity solely in such person’s capacity as a director or officer of our company and with respect to which, at the time of such presentment, no other covered individual or entity has independently received notice or otherwise identified such opportunity; or

•	any business opportunity that is identified by a covered individual or entity solely through the disclosure of information by or on behalf of us.
     The covered individuals and entities have no obligation to offer such opportunities to us, but interested directors are required to disclose conflicts of interest. We are not prohibited from pursuing any business opportunity with respect to which we have renounced any interest.
Limitation of Liability of Directors
     Our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.
     The effect of these provisions is to eliminate our rights and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Delaware Takeover Statute
     We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66⅔ percent of the outstanding voting stock that is not owned by the interested stockholder.
     In general, Section 203 defines a business combination to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10 percent or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.
     In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDERS
     The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of November 30, 2010. This prospectus covers the offering for resale from time to time of up to 6,622,517 shares owned by the selling stockholders. As used herein, “selling stockholders” includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.
     No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us, subject to the terms of the Registration Rights Agreement dated as of October 7, 2010, between us and certain of the selling stockholders (the “Registration Rights Agreement”) with respect to shares owned by those selling stockholders.
     The following table and related footnotes set forth:
•	the name of each selling stockholder;

•	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;

•	the number of our shares beneficially owned by such stockholder prior to the offering;

•	the number being offered for the stockholder’s account; and

•	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).
     Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.
     We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on the number of shares that were outstanding as of November 30, 2010, unless otherwise stated in the footnotes to the table below. Additionally, some or all of the selling stockholders may have sold or transferred some or all of their shares in exempt or non-exempt transactions since such date. Other information about the selling stockholders may also change over time.

			Number of Shares
	Number of Shares		Beneficially Owned	Percent
	Beneficially Owned	Number of Shares	After Completion	Owned
	Prior to Offering	Being Offered	Of the Offering	After Offering
The Growth Fund of America, Inc. (1)	2,207,506	2,207,506	—	*
Variable Insurance Products Fund II: Contrafund Portfolio (2)	424,643	160,382	264,261	*
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund (2)	15,189	5,751	9,438	*
Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund (2)	244,301	86,347	157,954	*
Fidelity Puritan Trust: Fidelity Balanced Fund (2)	303,989	117,521	186,468	*
Fidelity Contrafund: Fidelity Contrafund (2)	4,957,159	626,220	4,330,939	4.3%
Fidelity Contrafund: Fidelity Advisor New Insights Fund (2)	1,001,080	123,780	877,300	*
Fidelity Securities Fund: Fidelity Dividend Growth Fund (2)	385,262	230,820	154,442	*
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund (2)	37,332	22,820	14,512	*
Variable Insurance Products Fund III: Balanced Portfolio (2)	66,870	46,359	20,511	*
Fidelity Select Portfolios: Natural Gas Portfolio (2)	186,300	58,000	128,300	*

			Number of Shares
	Number of Shares		Beneficially Owned	Percent
	Beneficially Owned	Number of Shares	After Completion	Owned
	Prior to Offering	Being Offered	Of the Offering	After Offering
Fidelity Capital Trust: Fidelity Value Fund (2)	182,000	182,000	—	*
Franciscan Sisters of Atonement (3)	390	390	—	*
Congregation of the Sisters of St. Joseph of Springfield (3)	420	420	—	*
Sisters of Saint Ursula (3)	320	320	—	*
Sisters of Presentation Program II (3)	690	690	—	*
St. Thomas-General Fund II (3)	1,505	1,505	—	*
Wisdom Charitable Trust (3)	785	785	—	*
Kaiser Permanente DB Plan (3)	52,900	52,900	—	*
Retirement System of the American National Red Cross	7,740	7,740	—	*
American National Red Cross	5,620	5,620	—	*
Teamster Pension Trust Fund of Philadelphia & Vicinity (3)	3,530	3,530	—	*
Whitney National Bank (3)	1,135	1,135	—	*
Wichita Retirement System, City of Wichita (3)	9,850	9,850	—	*
YAUE Alger Midcap Growth (3)	4,670	4,670	—	*
Optimum Large Cap Growth (3)	47,450	47,450	—	*
Brisson Fund (3)	310	310	—	*
The Alger Funds II-Alger Spectra Fund (3)	96,390	96,390	—	*
The Alger Midcap Growth Institutional Fund (3)	198,500	198,500	—	*
The Alger Capital Appreciation Institutional Fund (3)	161,985	161,985	—	*
The Alger Capital Appreciation Fund (3)	141,490	141,490	—	*
The Alger Midcap Growth Fund (3)	74,900	74,900	—	*
Alger Midcap Growth Portfolio (3)	43,500	43,500	—	*
Alger Capital Appreciation Portfolio (3)	45,535	45,535	—	*
Fred Alger Management Inc. (3)	385	385	—	*
Canada Pension Plan Investment Board	350,000	350,000	—	*
S.A.C. Capital Associates, LLC (4)	325,000	325,000	—	*
CR Intrinsic Investments, LLC (5)	25,000	25,000	—	*
T. Rowe Price New Era Fund, Inc. (6)	499,900	265,500	234,400	*
John S. and James L. Knight Foundation — Natural Resources (6)	2,100	1,100	1,000	*
Advanced Series Trust — AST T. Rowe Price Natural Resources Portfolio (6)	76,800	37,900	38,900	*
Memorial Sloan-Kettering Cancer Center — Natural Resources (6)	5,000	2,200	2,800	*
Syngenta Corporation Pension Plan — NRIS (6)	1,900	1,000	900	*
IAM National Pension Fund Global Natural Resources (6)	4,100	2,100	2,000	*
Baron Asset Fund (7)	250,000	250,000	—	*
Delta Institutional, LP (8)	39,000	39,000	—	*
Delta Onshore, LP (8)	14,000	14,000	—	*
Delta Offshore Master, Ltd (8)	112,400	112,400	—	*
Delta Pleiades LP (8)	34,600	34,600	—	*
Eton Park Fund, L.P. (9)	85,824	85,824	—	*
Eton Park Master Fund, Ltd. (9)	159,387	159,387	—	*
LMA SPC, MAP 86 Segregated Portfolio (10)	10,035	10,035	—	*
Citadel Global Equities Master Fund Ltd. (10)	139,965	139,965	—	*

	13,046,642	6,622,517	6,424,125

*	Percentage beneficially owned after completion of the offering is less than 1%.

(1)	The selling stockholder is an investment company registered under the Investment Company Act of 1940. Capital Research and Management Company (“CRMC”), an investment adviser registered under the Investment Advisers Act of 1940, is the investment adviser to the selling stockholder. CRMC has a wholly owned subsidiary that is a U.S. registered broker-dealer, the sole function of which is to act as principal underwriter and distributor of mutual funds.

CRMC provides investment advisory services to this selling stockholder through its division Capital World Investors. In that capacity, Capital World Investors may be deemed to be the beneficial owner of shares held by the selling stockholder. Capital World Investors, however, disclaims such beneficial ownership.

(2)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 8,979,923 shares, including 3,342,125 shares included in the table above, of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the selling stockholder each holds the voting and dispositive power with respect to the shares of our common stock held by the stockholder.

(3)	Representatives of this stockholder have advised us that this stockholder is an affiliate of a U.S. registered broker-dealer; however, this stockholder acquired the shares of our common stock in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares of our common stock held by this stockholder.

(4)	Pursuant to an investment management agreement, S.A.C. Capital Advisors, L.P., a Delaware limited partnership, holds the voting and dispositive power with respect to the shares of our common stock held by the stockholder. S.A.C. Capital Advisors, Inc., a Delaware corporation, is the general partner of S.A.C. Capital Advisors, L.P. Mr. Steven A. Cohen controls S.A.C. Capital Advisors, Inc. S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., and Mr. Cohen directly own no securities. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen may be deemed to be the beneficial owners of the shares held by the selling stockholder. Each of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen disclaims beneficial ownership of any of the securities held by the selling stockholder.

(5)	Pursuant to an investment management agreement, CR Intrinsic Investors, LLC, a Delaware limited liability company (“CR Investors”), holds the voting and dispositive power with respect to the shares of our common stock held by the stockholder. Mr. Steven A. Cohen controls CR Investors. CR Intrinsic Investments, LLC is a wholly-owned subsidiary of S.A.C. Capital Associates, LLC. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of CR Investors and Mr. Cohen may be deemed to be the beneficial owners of the shares held by the selling stockholder. Each of CR Investors and Mr. Cohen disclaims beneficial ownership of any of the securities owned by the selling stockholder, and S.A.C. Capital Associates, LLC disclaims beneficial ownership of any securities held by CR Intrinsic Investments, LLC.

(6)	T. Rowe Price Associates, Inc. is the investment advisor to the selling stockholder. T. Rowe Price Associates, Inc. has a subsidiary, T. Rowe Price Investment Services, Inc. (“TRPIS”), that is a U.S. registered broker-dealer, the primary function of which is to act as principal underwriter and distributor of funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities.

T. Rowe Price Associates, Inc. holds the voting and dispositive power with respect to the shares of our common stock held by the stockholder. T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of the shares held by the selling stockholder; however, T. Rowe Price Associates Inc. disclaims beneficial ownership of such securities.

(7)	Representatives of this stockholder have advised us that this stockholder is an affiliate of a U.S. registered broker-dealer; however, this stockholder acquired the shares of our common stock in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares of our common stock held by this stockholder.

(8)	Trafelet Capital Management, LP is the investment manager to the selling stockholder.

(9)	Eton Park Capital Management, L.P. serves as investment manager to each of (i) Eton Park Fund, L.P. and (ii) Eton Park Master Fund, Ltd. and holds voting and dispositive power with respect to the shares of our common stock held by the selling stockholder. Mr. Eric M. Mindich controls Eton Park Capital Management, L.P. Mr. Mindich disclaims beneficial ownership of the shares of our common stock held by the selling stockholder.

(10)	Representatives of these stockholders have advised us that each is an affiliate of a U.S. registered broker-dealer; however, each of these stockholders acquired the shares of our common stock in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares of our common stock held by it.

Pursuant to an investment management agreement, Citadel Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares of our common stock held by the LMA SPC, MAP 86 Segregated Portfolio. Pursuant to a portfolio management agreement, CAL holds the voting and dispositive power with respect to the shares of our common stock held by Citadel Global Master Equities Fund Ltd. Citadel Holdings II LP is the managing member of CAL. Citadel Investment Group II, L.L.C. is the general partner of CH-II. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of, and owns a controlling interest in, CIG-II. CIG-II and Griffin may be deemed to be the beneficial owners of 153,889 shares of our common stock, including 150,000 shares of our common stock included in the table above, through their control of CAL and/or certain other affiliated entities.

PLAN OF DISTRIBUTION
     We are registering shares to permit the resale of these shares by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares.
     The selling stockholders may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

     The selling stockholders may pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
     We will pay all expenses of the registration of the shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
     Certain legal matters in connection with the notes will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting in giving said reports.
     The special-purpose combined financial statements of the Marbob Group as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009 have been incorporated by reference in this prospectus in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting in giving said report.
     Certain estimates of our net oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc. Certain estimates of the Marbob Group’s net oil and natural gas reserves and related information included or incorporated by reference in this prospectus supplement have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so incorporated by reference on the authority of such firms as experts regarding the matters contained in their reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     Set forth below are the expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities registered hereby. All the expenses will be incurred by us and not by the selling stockholders. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$37,810
Printing expenses	10,000
Accounting fees and expenses	20,000
Legal fees and expenses	30,000
Miscellaneous	10,000

Total	$107,810

Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
     Our Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the extent provided in our Amended and Restated Bylaws (our “Bylaws”). In turn, our Bylaws provide that we will indemnify and hold harmless, to the fullest extent provided by the DGCL, any of our officers or directors (including those persons serving as an officer or director of another entity at our request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expense, liability or loss. We may only indemnify an officer or director who brought the suit or proceeding if our board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by our Bylaws include the right to advancement of expenses to the fullest extent provided by the DGCL. In addition, our Bylaws allow us to indemnify our non-officer employees and agents to the extent (i) permitted by the DGCL and (ii) authorized by our Chief Executive Officer and at least one other authorized officer.
     We have also entered into indemnification agreements with all of our directors and executive officers These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the DGCL. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
     The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
     We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:
•	us, except for:
–	claims regarding the indemnitee’s rights under the indemnification agreement;

–	claims to enforce a right to indemnification under any statute or law; and

–	counter-claims against us in a proceeding brought by us against the indemnitee; or
•	any other person, except for claims approved by our board of directors.
     We have obtained director and officer liability insurance for the benefit of each of the indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 16. Exhibits.
(a)	The following documents are filed as exhibits to this registration statement:

Exhibit
Number		Description
2.1	*	Asset Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc., Marbob Energy Corporation, Pitch Energy Corporation, Costaplenty Energy Corporation and John R. Gray, LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on July 20, 2010, and incorporated herein by reference).

3.1		Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 8, 2007, and incorporated herein by reference).

3.2		Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on March 26, 2008, and incorporated herein by reference).

4.1		Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Current Report on Form S-1/A on July 5, 2007, and incorporated herein by reference).

4.2		Common Stock Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc. and the purchasers named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 20, 2010, and incorporated herein by reference).

4.3		Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 13, 2010, and incorporated herein by reference).

5.1	†	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1	†	Consent of Grant Thornton LLP

23.2	†	Consent of Netherland, Sewell & Associates, Inc.

23.3	†	Consent of Cawley, Gillespie & Associates, Inc.

23.4	†	Consent of Grant Thornton LLP

24.1		Powers of Attorney (included on the signature page)

†	Filed herewith.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.
(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 2, 2010.

CONCHO RESOURCES INC.
By:	/s/ Timothy A. Leach
Timothy A. Leach
Director, Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below appoints Timothy A. Leach, Darin G. Holderness and C. William Giraud, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy A. Leach Timothy A. Leach	Director, Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	December 2, 2010

/s/ Darin G. Holderness Darin G. Holderness	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 2, 2010

/s/ Don O. McCormack Don O. McCormack	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 2, 2010

/s/ Steven L. Beal Steven L. Beal	Director	December 2, 2010

/s/ Tucker S. Bridwell Tucker S. Bridwell	Director	December 2, 2010

/s/ William H. Easter III William H. Easter III	Director	December 2, 2010

Name	Title	Date

/s/ W. Howard Keenan, Jr. W. Howard Keenan, Jr.	Director	December 2, 2010

/s/ Ray M. Poage Ray M. Poage	Director	December 2, 2010

/s/ Mark B. Puckett Mark B. Puckett	Director	December 2, 2010

/s/ A. Wellford Tabor A. Wellford Tabor	Director	December 2, 2010

Exhibit Index

Exhibit
Number		Description
2.1	*	Asset Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc., Marbob Energy Corporation, Pitch Energy Corporation, Costaplenty Energy Corporation and John R. Gray, LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on July 20, 2010, and incorporated herein by reference).

3.1		Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on August 8, 2007, and incorporated herein by reference).

3.2		Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on March 26, 2008, and incorporated herein by reference).

4.1		Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Current Report on Form S-1/A on July 5, 2007, and incorporated herein by reference).

4.2		Common Stock Purchase Agreement, dated July 19, 2010, by and among Concho Resources Inc. and the purchasers named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 20, 2010, and incorporated herein by reference).

4.3		Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 13, 2010, and incorporated herein by reference).

5.1	†	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1	†	Consent of Grant Thornton LLP

23.2	†	Consent of Netherland, Sewell & Associates, Inc.

23.3	†	Consent of Cawley, Gillespie & Associates, Inc.

23.4	†	Consent of Grant Thornton LLP

24.1		Powers of Attorney (included on the signature page)

†	Filed herewith.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.